                                                             Exhibit 23

             CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Infonautics, Inc. on Form S-3 (File No. 333-61199), Form S-3 (File No. 333-30342), Form S-8 (File No. 333-61181), Form S-8 (File No. 333-37545),
Form S-8 (File No. 333-12279) and Form S-8 (File No. 333-75343) of our report dated February 18, 2000, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1999 and December 31, 1998, and for each of the three years in the period ended December 31, 1999, which report is included in this Annual Report on Form 10-K.



/s/PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
March 28, 2000

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Infonautics, Inc. on Form S-3 (File No. 333-61199), Form S-3 (File
No. 333-30342), Form S-8 (File No. 333-61181), Form S-8 (File No. 333-37545),
Form S-8 (File No. 333-12279) and Form S-8 (File No. 333-75343) of our report dated March 10, 2000, on our audits of the financial statements of bigchalk.com, inc. as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, which report is included in this Annual Report on Form 10-K of Infonautics, Inc.

/s/ KPMG LLP


Chicago, Illinois
March 28, 2000